UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of earliest event reported: August 10, 2007

POZEN Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-31719	62-1657552
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1414 Raleigh Road, Suite 400, Chapel Hill, North Carolina 27517
(Address of Principal Executive Offices) (Zip Code)

(919) 913-1030
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                      Other Events.

On August 10, 2007, a purported securities fraud class action complaint was filed against POZEN Inc. (“POZEN”), and certain of its directors, one of whom is an officer, in federal court in the Middle District of North Carolina. The complaint alleges violations of federal securities laws in connection with statements made concerning POZEN’s migraine drug candidate, Trexima, during the period July 31, 2006 through August 1, 2007.  Although POZEN has not yet been served with the summons and complaint in the action, the Company has received notice of the filing.  POZEN and the individual defendants believe that the plaintiffs’ allegations are completely without merit, and they intend to defend these claims vigorously.  It is possible that additional complaints containing similar claims may be made by other plaintiffs.  As is typical in these types of claims, it is likely that all such cases will be consolidated into a single action.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POZEN Inc. (Registrant)

By:	/s/ William L. Hodges
William L. Hodges
Chief Financial Officer

Dated:  August 14, 2007